CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated June 25, 2013 on Dreyfus Municipal Bond Opportunity Fund for the fiscal year ended April 30, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 033-07496 and 811-04764) of Dreyfus Municipal Bond Opportunity Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

August 26, 2013